Exhibit 10.2

Form of Guaranty

UNCONDITIONAL GUARANTY AGREEMENT

THIS UNCONDITIONAL GUARANTY AGREEMENT (“Guaranty Agreement” or “Guaranty”) is dated as of the 9th day of March, 2021, by _______________, a ____________________, its successors and/or assigns (the “Guarantor”); to and for the benefit of Legacy Tech Partners, LLC, a Delaware limited liability company, its successors and/or assigns (the “Holder”).

RECITALS:

1. General. The Holder has agreed to lend up to One Million and 00/100 Dollars ($1,000,000.00) (the “Loan”) to Legacy Education Alliance, Inc., a Nevada corporation (the “Company”). The Loan is evidenced by the Debenture (as defined below). The Holder may, at the Holder’s sole option and discretion, lend additional amounts to the Company up to a total principal amount of FIVE Million and 00/100 Dollars ($5,000,000.00) (any such additional loans being the “Additional Loans”).

2. Definitions. As used in this Guaranty, unless the context otherwise specifies or requires, the following terms below shall have the meanings specified, and applicable equally to the singular and plural forms of such terms and to all genders.

“Debenture” means that certain 10% Senior Secured Convertible Debenture in the principal amount of $375,000, dated on or about the date of this Guaranty, executed by the Company in favor of the Holder, and any additional 10% Senior Secured Convertible Debentures issued by the Company to the Holder pursuant thereto to evidence any Additional Loans, together with: (i) all interest thereon, and as said interest may be changed from time to time in accordance therewith, and (ii) any and all respective extensions, allonges, amendments, modifications, accords, substitutions, replacements, bifurcations, consolidations or restructurings thereto.

“Default” means the occurrence of an Event of Default (as defined in the Debenture).

“Loan Documents” mean the Debenture, this Guaranty and all other documents, instruments, and/or agreements evidencing or securing or delivered in connection with the Loan and any Additional Loan, executed by any Obligors on or about the date of this Guaranty for the benefit of the Holder, or any subsequent date, as such documents may be amended.

“Obligations” mean all of the monetary and other obligations of the Obligors that are due or owing to the Holder: (i) that arise under this Guaranty, (ii) that arise under the terms of any of the other Loan Documents, (iii) that arise conditionally, or that arise under any indemnification instruments, and/or (iv) that may arise in the future under any agreed upon contingent or standby commitments of any kind, whatsoever.

“Obligors” means any person or party obligated to perform any undertakings under any Loan Documents, and/or liable in any capacity to pay the Loan or any additional Loans and/or such other sums and indebtedness in accordance with any of the Loan Documents, together with their respective administrators, heirs, successors and assigns.

3. Consideration. The Guarantor expects to derive an economic or financial benefit from the Loan and any Additional Loan being made to the Company. However, the Holder is not willing to enter into the financial transactions that are contemplated in the Loan Documents unless the transactions are guaranteed for the benefit of the Holder. Accordingly, the Guarantor is executing, acknowledging and delivering this Guaranty Agreement to and for the benefit of the Holder.

4. Inducement. To induce Holder to make the Loan and any Additional Loans, the Guarantor desires to execute this Guaranty Agreement to unconditionally guarantee in full as an absolute guarantee the payment or repayment of: (i) all amounts advanced by the Holder under the Loan and any Additional Loans, (ii) all principal, interest, and all other amounts, costs, fees, payments and premiums due Holder in accordance with the terms of the Debenture, (iii) all indebtedness and payment obligations due Holder that are set forth or evidenced in all of the Loan Documents which have been executed, or will be executed in the future, to evidence or secure the Loan and any Additional Loans, (iv) all amounts arising in connection with all hold harmless provisions and indemnifications made to the Holder under the Loan Documents, and (v) all of the costs, fees and expenses that may be incurred by the Holder in accordance with the terms of the Loan Documents in connection with the Holder enforcing or attempting to enforce its rights or remedies under any Loan Documents, or incurred in the defense of its rights or remedies under any Loan Documents against any claim or cause of action, whether now existing or hereafter arising, and as any of the Loan Documents may be further amended or supplemented from time to time (collectively, the “Indebtedness and Payment Obligations”).

W I T N E S S E T H

Now, therefore, to induce the Holder to lend money to the Company, in reliance thereon by the Holder and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and affirmed by the Guarantor as being adequate, the Guarantor hereby covenants and expressly agrees as follows:

1. Incorporation/Definitions. The Debenture and all of the recitals set forth above are incorporated herein by this reference and expressly made a part of this Guaranty Agreement, as if fully set forth in the body of this Guaranty Agreement. Unless the context otherwise specifies or requires, all of the defined terms set forth in the above recitals as well as throughout this Guaranty Agreement shall have the meanings that are set forth in the recitals or in the Debenture, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders. In the event that a conflict exists now or in the future between the Debenture and this Guaranty Agreement, the resolution of the conflict shall be determined by the Holder in its best interests so that the Holder continues to remain completely secured by this Guaranty Agreement and Guarantor, without interruption or diminution of its guaranties, which is the intention of all parties hereto.

2. Guaranty. Punctual payment in full of all of the following is hereby guaranteed: all Indebtedness and Payment Obligations.

3. Guaranty Unconditional. All payment obligations hereunder are unconditional undertakings, and are absolute, immediate and independent of the obligations of the Company, and irrespective of any enforceability issue under any Loan Documents. Holder shall not be required to make any demand upon the Company, foreclose its security interests or initiate, pursue, enforce or exhaust its remedies against the Company, the Collateral (as defined below and in the Debenture) or any other collateral whether before, concurrently with or after pursuing or enforcing its rights and remedies hereunder or at law or equity. The remedies of the Holder under this Guaranty are unconditional. They are independent of: (a) whether any collateral securing the Loan and any Additional Loans is lost, stolen, destroyed, severely damaged, involved in a legal proceeding, sold, or transferred; (b) any change to the Company’s status or existence; (c) whether a pleading is filed by the Company, under the United States Code with any United States Bankruptcy Court, or an order for relief is obtained by the Company from any United States Bankruptcy Court; and/or (d) any other action or circumstance or condition, whatsoever. When Holder makes demand under this Guaranty, the Guarantor agrees to immediately make payment in full to the Holder of all unpaid Obligations. Holder shall have any and all rights and remedies hereunder and/or under any or all of the Loan Documents, at law and/or in equity to whatever extent Holder shall deem appropriate. All rights and remedies shall be cumulative and not exclusive, and may be exercised independently of others, successively or concurrently, at any time or from time-to-time. A separate action or actions may be brought and prosecuted against any one or more guarantors, as often as Holder may deem expedient or advisable, regardless of whether action is brought against the Company or any other guarantors or whether the Company or all guarantors are joined in such action or actions, and regardless of whether any action is taken to realize the practical benefits of its security interests in any collateral.

a. Holder is authorized from time-to-time to: (i) extend, renew, amend or otherwise modify the terms of any Loan Documents with the consent of Company, notwithstanding the fact that any such extensions, renewals, amendments or modifications may be for a period or periods in excess of the original term thereof, may require curtailment of principal as well as interest, and may otherwise affect the substantive provisions of the Loan Documents; (ii) release any Collateral or otherwise permit the substitution or release of Collateral; (iii) release any one or more guarantors or any of the parties liable, whether primarily or secondarily, with or without consideration; (iv) grant any indulgence or forbearance whatsoever to any party obligated under any Loan Documents; (v) take enforcement action against any one guarantor but not against another guarantor or against the Company; (vi) make advances for the purpose of performing any term, provision or covenant contained in any Loan Documents with respect to which Company shall then be in default, or decline to make any such advances; (vii) increase the loan amount; and (viii) waive any failure to act with diligence, or delay in the collection or enforcement of any rights. Holder may do any or all of the preceding without notice or demand to anyone, and without adversely affecting any liability under this Guaranty, whatsoever. Notwithstanding the foregoing, the prompt execution and delivery, upon Holder’s request, of any additional written assurance or reaffirmation prepared by Holder, of the obligations and covenants hereunder, is hereby expressly agreed to at the sole but reasonable cost of the Guarantor.

b. The execution and delivery and the observance and performance of this Guaranty Agreement does not and will not conflict with or result in a breach of, or cause a default under the terms or provisions of, any existing rule, regulation or order of any court or governmental body or of any indenture, agreement or instrument to which any guarantors are a pertinent party or by which they are bound or to which they are subject.

c. This Guaranty Agreement has been duly executed and delivered and constitutes a valid and binding guaranty enforceable against Guarantor in accordance with its terms.

4. Payment of Costs and Attorneys’ Fees. The Holder shall be reimbursed for any and all reasonable costs, fees and expenses that it incurs in connection with it enforcing or attempting to enforce this Guaranty Agreement, or that it incurs in the defense of this Guaranty Agreement against any claim or cause of action, now or hereafter arising, including an award of attorneys’ fees in the amount of all reasonable and actual attorneys’ fees that are reasonably incurred by the Holder until the Loan and any Additional Loans are paid in full (collectively, the “Costs and Attorneys’ Fees”). The Holder shall be reimbursed immediately upon demand for its Costs and Attorneys’ Fees.

5. Acceleration. Notwithstanding anything that may be contained in this Guaranty Agreement or in any of the other Loan Documents to the contrary, the maturity of the Indebtedness and Payment Obligations may, at Holder’s sole option, be accelerated as to the Guarantor upon any Event of Default.

6. Rescission of Election to Accelerate. All acceleration remedies are unlimited; however, the Holder reserves the right to rescind any such election to accelerate, without prejudice to any Holder rights and remedies, in the sole and absolute discretion of the Holder.

7. Subordination. Any indebtedness of the Company now or hereafter owed to or held by any Guarantor, its successors, assigns, and/or affiliates (the “Related Party Debt”) is hereby subordinated to the Indebtedness and Repayment Obligations. All Related Party Debt and all interest thereon and any related liens, security interests and rights, now or hereafter existing, shall at all times be subordinate in all respects to the obligations and undertakings in this Guaranty Agreement, and to the rights and remedies of the Holder, now or hereafter existing. No Related Party Debt shall be enforced or collected, directly or indirectly, for so long as any Indebtedness and Payment Obligations remains outstanding, except that payment of all scheduled installments of interest may be made as long as no Default has occurred and is then continuing.

8. Irrevocable Guaranty. All of the obligations, duties, promises, covenants, guarantees, representations and provisions made herein shall be irrevocable and shall continue to remain in full force and effect until any and all liabilities and contingent liabilities remaining outstanding under any of the Loan Documents, have been paid and/or satisfied in full.

9. Continuing Nature of this Guaranty. This Guaranty Agreement is of a continuing nature, and modifications, indulgences, surrender of any Collateral, and renewals may occur in connection with the Loan and any Additional Loans, without discharging any guarantors of the Loan and any Additional Loans. Holder may maintain successive actions under this Guaranty as Holder may elect, and its rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions, and every right, power or remedy to Holder shall be concurrent and may be pursued from time to time as often as Holder deems expedient, separately or successively. There are no conditions which must precede the exercise of any Holder remedies. This is not a guaranty of collection. This Guaranty and all obligations hereunder shall apply to and continue with respect to all outstanding amounts due under the Loan Documents for any reason whatsoever (notwithstanding, without limitation, any insolvency, fraud, mistake or otherwise), and despite the fact that the principal of the Debenture may have been previously paid in full or this Guaranty Agreement returned, or both.

10. Other Covenants. For so long as any Indebtedness and Payment Obligations remain outstanding, it is further covenanted that: (a) any indebtedness and payment obligations accruing after the date of any such bankruptcy, reorganization or insolvency proceeding shall be included in the Indebtedness and Payment Obligations, because it is the intention of the parties that the amount of the Indebtedness and Payment Obligations which is the subject of this Guaranty Agreement should be determined without regard to any rule or law or order which may relieve the Company of any portion of its payment obligations to the Holder; (b) none of the terms of this Guaranty Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce any of such terms; and (c) all of the financial covenants (as that term is, or may be, described in the Debenture) that are applicable to Guarantor, shall be maintained.

11. Negative Covenants. For so long as the Loan and any Additional Loans remain outstanding, Guarantor will not: (a) transfer or assign any of its now owned or hereafter acquired assets, other than in the ordinary course of business; or (b) further mortgage, hypothecate or pledge any now owned or hereafter acquired assets.

12. Security and Collateral.

(a) To secure the payment and performance of all the Obligations”), the Guarantor does hereby pledge, assign, transfer and deliver to Holder, and the Guarantor does hereby grant to Holder, a continuing and unconditional first priority security interest in and to any and all of the Guarantor’s assets of whatever kind or nature, now owned or hereafter acquired, including, without limitation, the following, whether now owned or hereafter acquired (collectively, the “Collateral”)(capitalized terms used in this Section 12 that are not otherwise defined herein shall have the meanings set forth in Article 9 of the applicable Uniform Commercial Code):

i. all Accounts, Chattel Paper, Commercial Tort Claims, Contract Rights, Goods, Deposit Accounts, Equipment, Financial Assets, General Intangibles, Inventory, Investment Property, Payment Intangibles, Securities Entitlements and Securities Accounts;

ii. all intellectual property rights, including all copyrights, trademarks, patents and all applications and registrations with respect thereto;

iii. all Pledged Equity;

iv. all prepaid deposits made by the Guarantor with the manufacturers of its products, and all Inventory produced by such manufacturers;

v. all substitutes or replacements for any of the foregoing;

vi. all cash or non-cash proceeds, products, income, benefits, rents, receivables, and profits for or on account of any of the foregoing (including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage); and

vii. all books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer software necessary to process such memory (“Books and Records”).

(b) The Guarantor agrees with regard to the Collateral: (i) that the Holder is authorized to file financing statements in the name of the Guarantor to perfect the Holder’s security interest in the Collateral; (ii) that the Holder is authorized to notify any buyers of the Collateral of the Holder’s interest in the Collateral, (iii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any Collateral or any interest in the Collateral other than in the ordinary course of business; (iv) to permit the Holder to inspect the Collateral at any time during regular business hours and upon reasonable prior notice; (v) to receive and use reasonable diligence to collect the Collateral consisting of Accounts and other rights to payment and proceeds and to furnish Holder upon request a collection report in form satisfactory to the Holder; (vi) to give only normal allowances and credits and to advise the Holder thereof immediately in writing if they affect any rights to payment or proceeds in any material respect; (vii) from time to time, when requested by the Holder, to prepare and deliver a schedule of all the Collateral subject to this Section 12; and (viii) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all the Collateral and, as appropriate and applicable, to keep all the Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all the Collateral free and clear of all defenses, rights of offset and counterclaims.

(c) The Guarantor appoints the Holder its attorney in fact to perform any of the following rights, which are coupled with an interest, are irrevocable until payment in full of the Obligations and may be exercised from time to time by the Holder after the occurrence and during the continuance of an Event of Default (except that those rights set forth in the following clause (i), (iii) and (viii) may be exercised by Holder at any time): (i) to perform any obligation of the Guarantor hereunder in the Guarantor’s name or otherwise; (ii) to release Persons liable on the Collateral and to give receipts and acquittances and compromise disputes; (iii) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like documents to perfect, preserve or release the Holder’s interest in the Collateral; (iv) to take cash, instruments for the payment of money and other property to which the Holder is entitled; (v) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (vi) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (vii) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Holder toward repayment of the Obligations or, where appropriate, replacement of the Collateral; and (viii) to do all acts and things and execute all documents in the name of the Guarantor or otherwise, deemed by the Holder as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder with respect to the Collateral.

(d) The Guarantor hereby represents and warrants to the Holder that the Guarantor is the sole owner of the Collateral and has good and marketable title to the Collateral, free and clear of all liens, mortgages, pledges, security interests, claims, encumbrances, charges, or restrictions of any kind

13. Setoff. Holder is hereby granted the right of setoff against any money, securities or other property of the Guarantor, now or hereafter in the possession of or on deposit with Holder, or in escrow or in trust for the benefit of Holder, whether held in a general or special account or deposited with Holder for safekeeping or otherwise. For the purpose of effectuating an unconditional right of setoff in favor of Holder, it is agreed that any and all of said accounts are hereby deemed to be “general” accounts and not special accounts. Every such right of setoff may be exercised without any prior notice or demand. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Holder, by any neglect to exercise any such right of setoff or to enforce such right, or by any delay in so doing.

14. Notices. All notices required, contemplated or made hereunder shall be in writing, and shall be deemed to have been properly sent when deposited with the United States Postal Service, sent registered or certified mail, postage prepaid, return receipt requested, or when notice is deposited with a recognized overnight international delivery service company, delivery fees prepaid, if addressed to:

Holder: as set forth in the Debenture Register,

or if to the Guarantor, to the address beside the signature as set out below, or if no address is stated herein (or said address is illegible) to the last known address as may be set forth in Holder’s books and records, or such other address as may be specified by any party pursuant to written notification thereof, and given by such party as required above at least five days prior to the effective date of change.

15. Validity Notwithstanding Any Partial Invalidity. If any provision of this Guaranty shall be held to be invalid or unenforceable for any reason, whether as to one or more guarantors, either generally or as to any particular set of circumstances, then all other provisions hereof shall nevertheless remain valid and in full force and effect, and enforceable in accordance with their terms, and construed to continue to protect the secured interests of the Holder until the Indebtedness and Payment Obligations are paid in full.

16. No Conditions Precedent To Exercise of Remedies. Unless expressly released and discharged in writing by the Holder, no inaction on the part of the Holder shall have any adverse effect, whatsoever, on any of the requirements and obligations that are imposed under this Guaranty, or on the rights and remedies of the Holder hereunder.

17. Inducement. It is acknowledged that the Holder would not have made the Loan and any Additional Loans to the Company, but for reliance upon this Guaranty Agreement.

18. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Guaranty Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Guaranty Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty Agreement or the transactions contemplated hereby.

19. Grammar. Words of any gender used in this Guaranty Agreement shall be held and construed to include any other gender, words in the singular grammar context including any defined terms shall be held to include the plural, and vice versa, and words in the singular possessive case shall be held to include words in the plural possessive case, and vice versa, unless the context requires otherwise.

20. Successors Bound. The obligations hereunder shall be binding upon Guarantor, and any and all successors and/or assigns.

21. Calculation. All outstanding Indebtedness and Payment Obligations shall be calculated and determined by Holder in good faith, and absent manifest error be binding upon the guarantors herein.

22. Paragraph Headings. The paragraph headings used within this agreement are for convenience only, and shall not affect the meanings set forth in such paragraphs, or in this Guaranty.

23. Counterparts. This Guaranty may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24. Reserved.

25. Miscellaneous. The transfer, assignment or endorsement of any Loan Documents shall automatically pass all the benefits arising hereunder to the new holder thereof, and the Guarantor shall remain liable hereunder in accordance with the terms of this Guaranty Agreement. The benefits of this Guaranty Agreement shall inure to the benefit of the Holder and all Debenture holders.

26. RESERVED

27. CERTAIN WAIVERS. EACH AND EVERY RIGHT, DEFENSE OR CLAIM THAT IS LISTED BELOW IS HEREBY KNOWINGLY AND INTENTIONALLY WAIVED: (a) ANY RIGHT TO REQUIRE HOLDER TO ENFORCE ANY REMEDIES AGAINST THE COMPANY AND/OR ANY COLLATERAL; (b) ANY RIGHT TO REQUIRE HOLDER TO PURSUE ANY OTHER REMEDY IN HOLDER’S POWER AS A CONDITION TO PERFORMANCE UNDER THIS GUARANTY AGREEMENT; (c) ANY DEFENSE ARISING BY REASON OF ANY DISABILITY, OR THE DISABILITY OF ANY OF THE OTHER GUARANTORS; (d) ALL RIGHTS OF SUBROGATION, INDEMNIFICATION, REIMBURSEMENT AND CONTRIBUTION UNTIL ALL INDEBTEDNESS DUE THE HOLDER SHALL HAVE FIRST BEEN PAID IN FULL, EVEN THOUGH SUCH INDEBTEDNESS IS IN EXCESS OF ANY LIABILITY HEREUNDER; (e) ALL RIGHTS OF OR TO PRESENTMENTS, DEMANDS FOR PERFORMANCE, NOTICES OF NONPERFORMANCE, PROTESTS, NOTICES OF PROTEST, DEMANDS, NOTICES OF DEMANDS, NOTICES OF DISHONOR, NOTICES OF NON-PAYMENT AND NOTICES OF ACCEPTANCE OF THIS GUARANTY AND OF THE EXISTENCE, CREATION, OR INCURRING OF NEW OR ADDITIONAL INDEBTEDNESS OF THE COMPANY; (f) ALL RIGHTS TO REQUIRE WRITTEN ACCEPTANCE OF THIS GUARANTY AGREEMENT BY HOLDER; (g) ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIMS OR COUNTERCLAIMS BROUGHT HEREIN; (h) ALL CLAIMS FOR CONSEQUENTIAL OR SPECIAL DAMAGES; (i) THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIM OF LACHES, INDULGENCES, DETERIORATION OF COLLATERAL, EXTENSION OF TIME OF PAYMENT, RENEWALS AND MODIFICATIONS; and (j) THE RIGHT TO ASSERT ANY SET-OFF IN FAVOR OF ANY GUARANTOR PRIOR TO PAYMENT IN FULL TO THE HOLDER. IT IS REPRESENTED AND WARRANTED THAT LEGAL COUNSEL OF CHOICE HAS BEEN AVAILABLE OR RETAINED TO REVIEW AND INTERPRET THIS GUARANTY AGREEMENT AND ALL WAIVERS AND RELEASES CONTAINED HEREIN, SAID COUNSEL HAVING AN OPPORTUNITY TO EXPLAIN AND ADVISE THE CONTENTS AND MEANING SET FORTH IN THIS GUARANTY TO GUARANTOR, AND THAT IT COMPLETELY UNDERSTANDS THIS GUARANTY AGREEMENT HAVING SEEN AND READ ITS CONTENTS, AND IS EXECUTING THIS GUARANTY AGREEMENT VOLUNTARILY AND WITH FREE CONSENT AND DESIRE, FOR GOOD AND VALUABLE CONSIDERATION.

(signatures follow on next page)

WITNESS the following signatures and seals to this Unconditional Guaranty Agreement:

Guarantor:

By:
Name:
Title: